Exhibit 99.2

DISTRICT COURT, CITY & COUNTY OF
DENVER, STATE OF COLORADO
1437 Bannock Street
Denver, Colorado 80202
COURT USE ONLY

Plaintiff: JORDAN LEAJAMES (MCCANN),
Derivatively on Behalf of AMPIO	Case Number: 2023CV30287
PHARMACEUTICALS, INC.,
Division: 280
v.

Defendants: MICHAEL A. MARTINO, J. KEVIN
BUCHI, DAVID STEVENS, ELIZABETH JOBES,
HOLLI CHEREVKA, DAVID BAR-OR, PHILIP H.
COELHO, and RICHARD B. GILES,
EXHIBIT C
and

Nominal Defendant: AMPIO
PHARMACEUTICALS, INC., a Delaware
Corporation

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTIONS

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF AMPIO PHARMACEUTICALS, INC. (“AMPIO” OR THE “COMPANY”) COMMON STOCK AS OF JANUARY 8, 2025.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT OF THE ACTIONS, CURRENT AMPIO STOCKHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE, AND FROM PURSUING RELEASED CLAIMS.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PLEASE TAKE NOTICE that this action is being settled on the terms set forth in a Stipulation and Agreement of Settlement dated January 8, 2025 (the “Stipulation”). The purpose of this Notice is to inform you of:

•                the existence of a consolidated derivative action pending in the United States District Court for the District of Colorado (the “Federal Court”) captioned Maresca v. Martino et al, Case No. 1:22-cv-02646-PAB-KAS (Consolidated with Civil Action No. 22-cv-02803-PAB-KLM) (the “Consolidated Federal Derivative Action”),

•                the existence of a similar derivative action pending in the District Court, City & County of Denver, State of Colorado (the “Colorado State Court”) captioned LeaJames v. Martino et al, Case No: 2023-cv-30287 (the “State Derivative Action,” and, together with the Consolidated Federal Derivative Action, the “Actions”),

•               the existence of two pending stockholder litigation demands served on the Company’s Board of Directors (the “Board”) to investigate and bring action against the Individual Defendants1 (the “Demands”),

•               the proposed settlement between Plaintiffs and Defendants (together, “Parties”) reached in the Actions and the Demands (the “Settlement”),

•               the hearing to be held by the Colorado State Court to consider the fairness, reasonableness, and adequacy of the Settlement and dismissal of the State Derivative Action with prejudice,

•               Plaintiffs’ Counsel’s application to the Colorado State Court for a Fee and Expense Amount, and

•               Plaintiffs’ Counsel’s application to the Colorado State Court for Service Awards to the Plaintiffs.

This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Colorado State Court about the truth or merits of Plaintiffs’ claims or Defendants’ defenses. This Notice is solely to advise you of the proposed Settlement of the Actions and of your rights in connection with the proposed Settlement.

1 All capitalized terms used in this notice, unless otherwise defined herein, are defined as set forth in the Stipulation.

Summary

On January 8, 2025, Ampio, in its capacity as a nominal defendant, entered into the Stipulation to resolve the Actions and the Demands, which Stipulation was filed in the Colorado State Court. The Actions and Demands were prosecuted derivatively on behalf of Ampio against certain current and former directors and officers of the Company and against the Company as a nominal defendant. The Stipulation and the settlement contemplated therein (the “Settlement”), subject to the approval of the Colorado State Court, are intended by the Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and to result in the complete dismissal of the Actions with prejudice, and resolution of the Demands, upon the terms and subject to the conditions set forth in the Stipulation. The proposed Settlement requires the Company to adopt and maintain certain reforms and procedures, as outlined in Exhibit A to the Stipulation (the “Reforms”).

In recognition of the substantial benefits conferred upon Ampio as a direct result of the Reforms achieved through the prosecution and Settlement of the Actions and the Demands, and subject to Colorado State Court approval, the Parties agreed that Ampio’s D&O insurer shall pay to Plaintiffs’ Counsel attorneys’ fees and expenses in the amount of five hundred thousand dollars ($500,000.00) (the “Fee and Expense Amount”), subject to Colorado State Court approval. Plaintiffs’ Counsel shall also apply to the Colorado State Court for service awards to be paid to each of the five Plaintiffs in an amount of up to two thousand dollars ($2,000.00) each (the “Service Awards”), to be paid out of the Fee and Expense Amount.

This notice is a summary only and does not describe all of the details of the Stipulation. For full details of the matters discussed in this summary, please see the full Stipulation and its exhibits posted on the Company’s website, www. ampiopharma.com, contact Plaintiffs’ Counsel as set forth below, or inspect the full Stipulation filed with the Colorado State Court.

What are the Lawsuits About?

The Actions and Demands are brought derivatively on behalf of nominal defendant Ampio and allege that, inter alia, between December 29, 2020 and August 3, 2022, at least, the Individual Defendants breached their fiduciary duties by: (1) issuing and/or causing the Company to issue false and misleading statements and omissions to the public regarding Ampio’s clinical trials for its lead pharmaceutical candidate, Ampion, as well as the Company’s ability to successfully bring Ampion to market; (2) failing to maintain adequate internal controls; (3) causing the Company to repurchase its own stock at prices that were artificially inflated due to Defendants’ misrepresentations; and (4) engaging in improper insider selling of Company stock. The Actions and Demands allege that, as a result of the foregoing, the Company experienced reputational and financial harm.

Why is there a Settlement of the State Derivative Action?

The Colorado State Court has not decided in favor of Defendants or Plaintiffs. Instead, the parties to this action have agreed to the Settlement to avoid the distraction, costs, and risks of further litigation, and because the Company has determined that the Reforms that the Company has adopted and will adopt, implement, and maintain as part of the Settlement provide substantial benefits to Ampio and its stockholders.

Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Plaintiffs in the Actions and the Demands. Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Actions and the Demands. Nonetheless, Defendants have concluded that it is desirable for the Actions and the Demands to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation.

The Settlement Hearing, and Your Right to Object to the Settlement

On January 21, 2025, the Colorado State Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the “Preliminary Approval Order”) and providing for notice of the Settlement to be provided to current Ampio stockholders (“Current Ampio Stockholders”). The Preliminary Approval Order further provides that the Court will hold a hearing (the “Settlement Hearing”) on April 7, 2025 at 10:00 a.m. MDT at the Denver City & County Building, 1437 Bannock Street, Denver, CO 80202 to, among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of the Company and its stockholders; (ii) consider any objections to the Settlement submitted in accordance with this Notice; (iii) determine whether a judgment should be entered dismissing all claims in the State Derivative Action with prejudice, and releasing the Released Claims against the Released Persons; (iv) determine whether the Colorado State Court should approve the agreed-to Fee and Expense Amount; (v) determine whether the Colorado State Court should approve the Service Awards, which shall be funded from the Fee and Expense Amount to the extent approved by the Colorado State Court; and (vi) consider any other matters that may properly be brought before the Colorado State Court in connection with the Settlement. Upon final approval of the Settlement, the Derivative Plaintiffs will voluntarily dismiss their complaints with prejudice, and the Demands will be withdrawn.

The Colorado State Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to you. The Court also has reserved the right to hold the Settlement Hearing telephonically or by videoconference without further notice to you. If you intend to attend the Settlement Hearing, please consult the Colorado State Court’s calendar or the Company’s website, www. ampiopharma.com, for any change in the date or time of the Settlement Hearing.

Any Current Ampio Stockholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the Fee and Expense Amount or Service Awards, may file with the Colorado State Court a written objection. An objector must, at least twenty-one (21) calendar days prior to the Settlement Hearing: (1) file with the Colorado State Court and serve (either by hand delivery or by first class mail) upon the below listed counsel a written objection to the Settlement setting forth (i) a written notice of objection with the case name and number (LeaJames v. Martino et al, Case No: 2023-cv-30287); (ii) the Person’s name, legal address, and telephone number; (iii) notice of whether such Person intends to appear at the Settlement Hearing and the reasons such Person desires to appear and be heard, and whether such Person is represented by counsel and if so, contact information for counsel; (iv) competent evidence that such Person held shares of Ampio common stock as of the date of the Stipulation and continues to hold such stock as of the date the objection is made, including the date(s) such shares were acquired; (v) a statement of objections to any matters before the Colorado State Court, the grounds therefor, as well as all documents or writings such Person desires the Colorado State

Court to consider; and (vi) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their expected testimony. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and from objecting at the Settlement Hearing, except for good cause shown.

IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE RECEIVED BY THE COURT NO LATER THAN MARCH 17, 2025. The Court’s address is:

Denver City & District Building

1437 Bannock Street, Room 256

Denver, CO 80202

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN MARCH 17, 2025. Counsel’s addresses are:

Counsel for State Plaintiff:

GAINEY McKENNA & EGLESTON

Thomas J. McKenna

260 Madison Avenue, 22nd Floor

New York, NY 10016

Telephone: (212) 983-1300

Email: tjmckenna@gme-law.com

Counsel for Federal Plaintiffs:

THE BROWN LAW FIRM, P.C.

Timothy Brown

767 Third Avenue, Suite 2501

New York, NY 10017

Telephone: (516) 922-5427

Email: tbrown@thebrownlawfirm.net

Counsel for Defendants:

BALLARD SPAHR LLP

J. Chesley Burruss

1735 Market Street, 51st Floor

Philadelphia, PA 19103

Telephone: (215) 864-8237

Email: burrussc@ballardspahr.com

An objector may file an objection on his, her, or its own or through an attorney hired at his, her, or its own expense. If an objector hires an attorney to represent him, her, or it for the purposes of making such objection, the attorney must serve (either by hand delivery or by first class mail) a notice of appearance on the counsel listed above and file such notice with the Colorado State Court no later than twenty-one (21) calendar days before the Settlement Hearing. Any Ampio stockholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.

Any objector who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Colorado State Court.

If you are a Current Ampio Stockholder and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Judgment of the Colorado State Court and will forever be barred from raising an objection to the settlement in the Actions, and from pursuing any of the Released Claims.

CURRENT AMPIO STOCKHOLDERS AS OF JANUARY 8, 2025 WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

Interim Stay and Injunction

Pending the Colorado State Court’s determination as to final approval of the Settlement, Plaintiffs and Plaintiffs’ Counsel, and any Current Ampio Stockholders, derivatively on behalf of Ampio, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims derivatively against any of the Released Persons in any court or tribunal.

Scope of the Notice

This Notice is a summary description of the Actions, the Demands, the complaints, the terms of the Settlement, and the Settlement Hearing. For a more detailed statement of the matters involved in the Actions and the Demands, reference is made to them in the Stipulation and its exhibits, copies of which may be reviewed and downloaded at the Company’s website, www.AmpioPharma.com.

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You may obtain further information by contacting Plaintiffs’ Counsel at: Thomas J. McKenna, Gainey McKenna & Egleston, 260 Madison Avenue, 22nd Floor, New York, NY 10016, Telephone: (212) 983-1300, Email: tjmckenna@gme-law.com; Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, Telephone: (516) 922-5427, E-mail: tbrown@thebrownlawfirm.net.

Please Do Not Call the Colorado State Court or Defendants with Questions About the Settlement.